UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________________
FORM 8-K
_________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 22, 2025
________________________________________________________
QT IMAGING HOLDINGS, INC.
(Exact name of Registrant as Specified in Charter)
________________________________________________________

Delaware	001-40839	86-1728920
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation or Organization)	File Number)	Identification Number)

3 Hamilton Landing, Suite 160
Novato, CA 94949
(Address of principal executive offices, including Zip Code)
(650) 276-7040
(Registrant's telephone number, including area code)
________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement
Yorkville Warrant Repurchase
As previously disclosed by the Company in a Current Report on Form 8-K filed on February 28, 2025 with the Securities and Exchange Commission (the “SEC”), on February 26, 2025, the Company issued to YA II PN, Ltd., a Cayman Islands exempt limited partnership (“Yorkville”) a warrant to purchase 15,000,000 shares of its Common Stock at an exercise price of $0.40 per share pursuant to a Warrant to Purchase Common Stock, as amended on June 11, 2025 (the “Warrant”).
On August 26, 2025, the Company and Yorkville entered into a Warrant Repurchase Agreement (the “Warrant Repurchase Agreement”) pursuant to which the Company repurchased on August 26, 2025 the Warrant from Yorkville at an aggregate price of $5,000,000. Capitalized terms used below but not defined herein shall have the respective meanings given to them in the Warrant Repurchase Agreement.
Pursuant to the Warrant Repurchase Agreement, Yorkville conveys, assigns, transfers and surrenders the Warrant to the Company and, in exchange, the Company cancelled the Warrant and paid Yorkville the aggregate purchase price of $5,000,000. In connection with the repurchase, Yorkville relinquished all rights, title and interest in the Warrant (including any claims Yorkville may have against the Company related thereto) and assigned the same to the Company. Yorkville delivered the Warrant to the Company on August 26, 2025, the same day that the company paid the purchase price. The Warrant will be deemed cancelled and of no further force and effect, effective immediately upon delivery of the Warrant to the Company.
The Company wired to Yorkville the Purchase Price in accordance with wire instructions provided.
The foregoing description is qualified in its entirety by reference to the Warrant Repurchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Extension of Lynrock Lake Credit Agreement
As previously disclosed by the Company in a Current Report on Form 8-K filed on February 28, 2025 with the SEC, on February 26, 2025, the Company entered into a credit agreement (the “Credit Agreement”) that provided a senior secured term loan with Lynrock Lake Master Fund LP (“Lynrock Lake”) in the aggregate principal amount of $10,100,000 at an interest rate of 10.0% per annum, compounded quarterly by adding the amount thereof to the unpaid principal amount.
On August 26, 2025, the Company and Lynrock Lake entered into the First Amendment to the Credit Agreement (the “Amended Credit Agreement”) to add an additional tranche of $5,000,000 to the loan (“Tranche B”) and increase the aggregate principal amount of the Term Loans (as defined in the Amended Credit Agreement) to $15,100,000. The proceeds of Tranche B were used to repurchase the Warrant from Yorkville pursuant to the terms of the Warrant Repurchase Agreement. The Company has an obligation to pay down Tranche B at a premium out of net cash proceeds which the Company may raise via issuance of the Company’s capital stock.
The foregoing description is qualified in its entirety by reference to the Amended Credit Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.
Item 5.02    Departure of Directors or Certain Officer; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation of Officer
On August 22, 2025, Anastas Budagov informed the board of directors (the “Board”) of the Company that he is resigning from his position as Chief Financial Officer, effective as of August 29, 2025. As this is not a resignation for which he is entitled to severance pursuant to his employment agreement with the Company, as previously disclosed by the Company, Mr. Budagov will not be receiving any severance. However, Mr. Budagov will receive a payment of $150,000 in lieu of a severance and will provide in exchange a release of all claims against the Company.
Appointment of Officer
On August 22, 2025, the Board of the Company appointed Jay Jennings to be employed as its Chief Financial Officer, effective as of September 2, 2025. Mr. Jennings will report to the Board. On August 22, 2025, the Board approved an employment agreement (the “CFO Employment Agreement”) between Mr. Jennings and the Company, which the Company and Mr. Jennings executed that same day, to be effective as of September 2, 2025, governing the terms of Mr. Jennings’s employment by the Company, which the Company and Mr. Jennings then entered into.

Under the terms of the CFO Employment Agreement, Mr. Jennings shall serve as the Company’s Chief Financial Officer, performing his duties and responsibilities in such capacity. Mr. Jennings’s employment is “at will” and terminable by the Company or Mr. Jennings at any time and for any reason or no reason, subject to severance provisions described below.
The Company will pay Mr. Jennings a base salary at the initial annualized rate of $400,000 per year, subject to standard deductions and withholdings, or such other rate as may be determined from time to time by the Board or the Compensation Committee (hereinafter referred to as the “CFO Base Salary”). Such CFO Base Salary will be paid in accordance with the Company’s standard payroll practice. The CFO Base Salary will be reviewed annually and Mr. Jennings will be eligible to receive a salary increase annually, during the compensation cycle, in an amount to be determined by the Board or the Compensation Committee in its sole and exclusive discretion. Once adjusted, the new salary will become the CFO Base Salary for purposes of the CFO Employment Agreement.
Mr. Jennings will, in accordance with Company policy and the terms of the applicable plan documents, be eligible to participate in benefits under any executive benefit plan or arrangement which may be in effect from time to time and made available to the Company’s executives or key management employees.
For each calendar year Mr. Jennings is employed by the Company, Mr. Jennings shall have the opportunity to earn an annual bonus (“Annual Bonus”) under the executive incentive plan then applicable to executives of the Company generally, with the actual amount of each Annual Bonus being determined by the Board or its designated committee based on the achievement of target objectives established by the Board or its designated committee, and for which the target of the Annual Bonus is an amount equal to 45% of the annual CFO Base Salary during the specific calendar year. Any Annual Bonus payable to Mr. Jennings will be payable not later than two and one-half months following the close of the calendar year to which it pertains. Except as otherwise provided in the CFO Employment Agreement, Mr. Jennings must be employed on the date annual bonuses are paid in order to be eligible and earn an Annual Bonus for the calendar year to which the bonus pertains.
The CFO Employment Agreement provides for the grant of equity awards, in a form to be determined, in the amount of 325,000 shares of common stock to Mr. Jennings, pursuant to and subject to the terms of the Company’s Inducement Equity Incentive Plan, adopted on August 22, 2025, subject to approval by the Board and the filing of an effective registration statement on Form S-8 by the Company.
In the event of a Change in Control (as defined in the CFO Employment Agreement), the Company will grant to Mr. Jennings the following, subject to his continued service through the closing of such change of control transaction and effectiveness of a release of claims in favor of the Company: (i) an amount equal to nine months of his then-current CFO Base Salary, (ii) to the extent not already paid, a pro-rated Annual Bonus for the calendar year in which the termination occurs, (iii) if participating in the Company’s health benefits, coverage for his insurance premium, including any amounts that the Company paid for benefits to his qualified family members, until the earlier of (A) nine months following his termination date or (B) the date on which Mr. Jennings begins full‑time employment with another company or business entity offering comparable health insurance coverage, and (iv) notwithstanding anything in the applicable option agreement or stock-based award agreement, immediate acceleration of all stock options and other stock-based awards. For purposes of the CFO Employment Agreement, a “Change in Control” means the occurrence of one or more of the following: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total Fair Market Value or total combined voting power of the Company’s then-outstanding securities entitled to vote generally in the election of Directors; provided, however, that a Change in Control shall not be deemed to have occurred if such degree of beneficial ownership results from any of the following: (A) an acquisition by any person who on the Effective Date is the beneficial owner of more than fifty percent (50%) of such voting power, (B) any acquisition directly from the Company, including, without limitation, pursuant to or in connection with a public offering of securities, (C) any acquisition by the Company, (D) any acquisition by a trustee or other fiduciary under an employee benefit plan of a Participating Company or (E) any acquisition by an entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the voting securities of the Company, (ii) an Ownership Change Event or series of related Ownership Change Events (collectively, a “Transaction”) in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding securities entitled to vote generally in the election of Directors or, in the case of an Ownership Change Event described in Section 2.1 of the CFO Employment Agreement, the entity to which the assets of the Company were transferred, as the case may be and (iii) a date specified by the Committee following approval by the stockholders of a plan of complete liquidation or dissolution of the Company; provided, however, that a Change in Control shall be deemed not to include a transaction described in subsections (i) or (ii) of Section 2.1(h) of the CFO Employment Agreement in which a majority of the members of the board of directors of the continuing, surviving or successor entity, or parent thereof, immediately after such transaction is comprised of Incumbent Directors.
Mr. Jennings would be eligible to receive certain severance compensation if his employment with the Company is terminated without “Cause” of if he resigns for “Good Reason” (as those terms are defined in the CFO Employment Agreement) in the absence of a Change of Control transaction, conditioned upon effectiveness of a release of claims in favor of the Company. The severance comprises (i) nine months of his then-current annual base salary, payable in equal monthly installments over nine months following the date on which the release of claims becomes effective, (ii) if participating in the Company’s health benefits, coverage for his insurance premium, including any amounts that the Company paid for benefits to his qualified family members, until the earlier of (A) the date that is nine months from his termination date or (B) the date on which Mr. Jennings begins full-time employment with another company or business entity offering comparable health insurance coverage, and (iii), immediate vesting of equity awards through the next scheduled vesting date for such equity awards following the date on which the release of claims becomes effective.
Concurrent with the CFO Employment Agreement and as a condition thereof, Mr. Jennings entered into a Proprietary Information and Inventions Agreement, which relates to the protection of confidential information of the Company and the ownership by the Company of proprietary information and patents and other intellectual property.
Mr. Jennings, age 58, is a seasoned accounting and finance executive who served in various executive level positions at UpHealth, Inc. since June 2021, when he began as the company’s Chief Accounting Officer, and then became the company’s Chief Financial Officer in October 2023 and Acting Chief Executive Officer in July 2024. He served as an Audit Manager at Ernst & Young LLP from September 1989 until January 1996 and as Vice President of Finance and Corporate Controller for MetaCreations Corporation from January 1996 until July 2000. For more than 17 years beginning in March 2001, Mr. Jennings held various roles with publicly traded eHealth, Inc., a leading health insurance marketplace, most recently serving as its SVP Finance and Principal Accounting Officer. In his role at eHealth, Mr. Jennings built a global finance team from five to 100 employees. He was responsible for accounting operations, revenue operations, SEC reporting, technical accounting, financial planning and analysis, business analytics, income taxes, treasury, and corporate insurance/risk management programs. Mr. Jennings also managed system implementations focused on driving automation, improved analytics, and cost-savings. He is a CPA and earned a BA in Economics/Accounting from Claremont McKenna College in 1989.
The foregoing description is qualified in its entirety by reference to the CFO Employment Agreement, a copy of which is attached hereto as Exhibit 10.3 and incorporated herein by reference.
Item 8.01    Other Events
On August 27, 2025, the Company issued a press release announcing the Warrant Repurchase Agreement entitled “QT Imaging Receives $5.0 Million in New Funding to Repurchase and Cancel Yorkville Warrants”. A copy of the press release is attached to this Current Report on Form 8-K (this “Current Report”) as Exhibit 99.1 and is incorporated herein by reference.
On August 28, 2025, the Company issued a press release announcing the Chief Financial Officer Transition, entitled “QT Imaging Appoints Seasoned Accounting Executive as Chief Financial Officer”. A copy of the press release is attached to this Current Report as Exhibit 99.2 and is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Item

10.1	Warrant Repurchase Agreement, dated as of August 26, 2025, by and between QT Imaging Holdings, Inc. and YA II PN, LTD.

10.2	Amended Credit Agreement, dated as of August 26, 2025, by and between QT Imaging Holdings, Inc. and Lynrock Lake Master Fund LP.

10.3*	Employment Agreement, dated as of August 22, 2025, by and between QT Imaging Holdings, Inc. and Jay Jennings.

99.1	Press release, dated August 27, 2025, entitled “QT Imaging Receives $5.0 Million in New Funding from Lynrock Lake to Repurchase and Cancel Yorkville Warrants”.

99.2	Press release, dated August 28, 2025, entitled “QT Imaging Appoints Seasoned Accounting Executive as Chief Financial Officer”.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain portions of this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(10)(iv) because such portions are not material and are the type of information that the Company treats as private or confidential. The Company agrees to furnish supplementally an unredacted copy of the exhibit, or any section thereof, to the SEC upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	August 28, 2025
		By:	/s/ Raluca Dinu
		Name:	Raluca Dinu
		Title:	Chief Executive Officer